Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the annual report on Form 10-K of Tandy Leather Factory, Inc. (the “Company”) for the fiscal years ended December 31, 2020, 2019, and 2018 as filed with the United States Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 2, 2021	By:	/s/ Janet Carr
Janet Carr
Chief Executive Officer

Date: September 2, 2021	By:	/s/ Michael Galvan
Michael Galvan
Chief Financial Officer